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                                                                    EXHIBIT 99.1

NEWS                                                                  [AIG LOGO]


Contact: Charlene Hamrah (Investment Community)
         212/770-7074

         Joe Norton (News Media)
         212/770-3144



              AIG FILES AMENDMENT TO SHELF REGISTRATION STATEMENT
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              AND ANNOUNCES NEW MATCHED FUNDED INVESTMENT PROGRAM
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NEW YORK, December 7, 2004 - American International Group, Inc. (AIG) today announced that it has filed with the Securities and Exchange Commission (SEC) an amendment to its universal shelf registration statement to increase the amount registered to $25.1 billion of debt securities, preferred and common stock and other securities. The universal shelf registration statement was originally filed with the SEC on June 12, 2003.

     AIG intends to use up to $20 billion of the registered securities for the offering of notes under new institutional and retail debt programs that will replace AIG SunAmerica's current institutional funding agreement-backed note program (GIC program) in the United States. Subsidiaries of AIG Global Investment Group and AIG Financial Products Corp. will share management of the new matched funded investment program.

        The amounts registered with the SEC are expected to cover institutional and retail issuances under the new program over approximately the next two years, an issuance level consistent with the current GIC program.

     The amended universal shelf registration statement, as well as AIG's other financing arrangements, is consistent with current market practice of providing maximum flexibility to respond to future global financing opportunities. AIG has no current plans to issue any equity, equity-linked or capital securities provided for in the registration statement, but intends to continue its customary practice of issuing debt securities from time to time to meet its financing needs and those of certain of its subsidiaries.

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A registration statement relating to these securities has been filed with the
Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Copies of the prospectus relating to these securities may be obtained from AIG's Director of Investor Relations, 70 Pine Street, New York, NY 10270, or by telephone at 212-770-6293.

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         American International Group, Inc. (AIG) is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include retirement services, financial services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

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                       American International Group, Inc.
                       70 Pine Street, New York, NY 10270